Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-137524 of our report dated June 30, 2006, relating to the consolidated financial statements and financial statement schedules of Carrols Holdings Corporation and subsidiary as of and for the year ended January 1, 2006, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Rochester, New York

November 8, 2006